EXHIBIT  23:    Consent of Independent Auditors

We consent to the use of our report dated October 14, 1994 with respect to the consolidated financial statements and financial statement schedules of Healthtrust, Inc. - The Hospital Company for the year ended August 31, 1994, included in the Current Report on Form 8-K of Columbia/HCA Healthcare Corporation filed with the Securities and Exchange Commission.

                              Ernst & Young LLP

Nashville, Tennessee
December 12, 1994